UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2007

COLORADO GOLDFIELDS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-517186

(Commission File Number)

20-0716175

(IRS Employer Identification No.)

620 – 650 West Georgia Street, Vancouver, British Columbia, V6B 4N9, Canada

(Address of principal executive offices and Zip Code)

604-681-0209

Registrant's telephone number, including area code

Garpa Resources, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Sale Agreement

We entered into a purchase and sale agreement, effective June 13, 2007, between our company and Tusco Incorporated, whereby we agreed to purchase the Pride of the West Mill located in Howardsville, Colorado, which purchase included certain real property, including, among other things (i) certain buildings, improvements and fixtures located thereon and any and all rights, privileges, easements and water rights belonging to such real property; (ii) all machinery, equipment inventory, supplies and other personal property located thereon and used in connection with the ownership, operation, management or use of the real estate for milling or mining operations; and (iii) all licenses and permits relating to the ownership, operation, management or use of all or any portion of such property, in consideration the sum of $900,000 to be paid by our company to Tusco and an agreement by our company to maintain to replace the reclamation bond that Tusco has on deposit with the State of Colorado, Division of Reclamation, Mining and Safety, in the approximate amount of $300,000. Payment of $250,000 of the $900,000 shall be made on or prior to the closing of the purchase and sale agreement, in accordance with the terms of the purchase and sale agreement, and the remaining $650,000 shall by paid by promissory note bearing interest at 7% per year.

Please review the purchase and sale agreement, attached hereto as Exhibit 10.1, for a complete description of all the terms and conditions of the purchase and sale agreement.

Item 9.01Finanical Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Purchase and Sale Agreement effective June 13, 2007 between our company and Tusco Incorporated

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS, INC.

By: /s/ Gary Schellenberg

Gary Schellenberg

Dated: June 20, 2007

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